Exhibit 99.1

Investors and Media:

Jonathan Lock & Ryan Rendino

(630) 824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES FULL-YEAR 2017 RESULTS ABOVE GUIDANCE RANGE

AND PROVIDES GUIDANCE FOR STRONG FULL-YEAR 2018 PERFORMANCE

•	Net income attributable to SXCP was $101.5 million in fourth quarter 2017, reflecting benefits associates with the new tax legislation; net loss attributable to SXCP was $18.1 million in full-year 2017, reflecting the net tax impacts of the final regulations on qualifying income and the new tax legislation

•	Operating cash flow was $136.7 million and $24.0 million in the full-year and fourth quarter 2017, with operating cash flow coverage of 1.16x and 0.82x, respectively

•	Full-year 2017 Adjusted EBITDA attributable to SXCP increased $11.6 million, or 5.5%, to $221.3 million, and finished above our guidance range of $210 million to $220 million

•	Adjusted EBITDA attributable to SXCP was $70.8 million in fourth quarter 2017, reflecting record volumes at CMT and the recognition of $16.4 million of deferred revenue on take-or-pay contracts

•	Full-year 2017 Distributable Cash Flow of $127.6 million and Distributable Cash Coverage of 1.08x were both at the top end of our guidance ranges

•	Full-year 2018 Adjusted EBITDA attributable to SXCP guidance of $215 million to $225 million

LISLE, Ill. (January 31, 2018) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported fourth quarter and full-year 2017 results, reflecting improved operating performance and the net impact of tax items discussed above.

“A solid fourth quarter contributed to SunCoke’s success in delivering full-year Adjusted EBITDA above our guidance range, and again illustrated the strength of our coke and logistics businesses,” said Mike Rippey, Chairman, President and Chief Executive Officer of SunCoke Energy Partners, L.P. “In 2017, our teams delivered strong operating results, which included the continued work on our Granite City gas sharing project as well as our successful efforts to diversify CMT’s customer and product base, and also optimized SXCP’s capital structure.”

Looking forward, the Partnership expects 2018 Adjusted EBITDA attributable to SXCP to be between $215 million and $225 million. This outlook reflects higher logistics volumes, partially offset by our coke business returning to normalized performance as compared to the prior year period.

Rippey continued, “As we move into 2018, we will remain focused on operations excellence, including leveraging our unique capabilities at CMT to secure new business. In doing so, I am confident that we can again execute against our objectives and deliver value to SXCP unitholders.”

CONSOLIDATED RESULTS

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2017	2016	Increase/ (Decrease)	2017	2016	Increase/ (Decrease)
Sales and other operating revenue	$235.4	$218.3	$17.1	$845.6	$779.7	$65.9
Net income (loss) attributable to SXCP	$101.5	$45.9	$55.6	$(18.1)	$119.1	$(137.2)
Adjusted EBITDA(1)	$71.6	$77.4	$(5.8)	$224.7	$213.0	$11.7

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Total revenues from operations increased $17.1 million and $65.9 million for the fourth quarter and full-year 2017, respectively, compared with the same prior year periods, primarily reflecting the pass-through of higher coal prices in our Domestic Coke segment. The increase in fourth quarter revenue was partially offset by lower deferred revenue recognized on Logistics take-or-pay contracts discussed in segment information below.

Adjusted EBITDA during the fourth quarter of 2017 decreased $5.8 million to $71.6 million compared to the same prior year periods, primarily driven by the timing of revenue recognized on our Logistics take-or-pay contracts discussed in the segment results below. Excluding this timing impact, fourth quarter 2017 results improved $9.3 million as compared to the prior year period.

Full-year Adjusted EBITDA increased $11.7 million to $224.7 million, primarily reflecting higher volumes in our Logistics segment, higher energy sales in our Domestic Coke segment and lower corporate spending.

Fourth quarter 2017 net income attributable to SXCP was $101.5 million, reflecting operating results discussed above as well as $67.4 million of income tax benefits associated with the recently passed tax legislation, which lowered corporate tax rates. Full-year 2017 net loss attributable to SXCP was $18.1 million, reflecting the impact of current year losses on extinguishment of debt and the absence of prior year gains on extinguishment of debt as well as $145.6 million of deferred income tax expense recorded in connection with the final qualifying income regulations issued by the Internal Revenue Service in the first quarter of 2017. The favorable operating results and income tax benefits of the new tax legislation partially offset these losses during 2017.

SEGMENT INFORMATION RESULTS

Domestic Coke

Domestic Coke segment consists of our 98 percent interest in the Haverhill, Middletown and Granite City cokemaking facilities.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2017	2016	Increase/ (Decrease)	2017	2016	Increase/ (Decrease)
Sales and other operating revenue	$191.1	$164.6	$26.5	$739.7	$681.8	$57.9
Adjusted EBITDA(1)	$40.3	$36.7	$3.6	$170.3	$167.0	$3.3
Sales Volume (in thousands of tons)	580	581	(1)	2,298	2,336	(38)
Adjusted EBITDA per ton(2)	$69.48	$63.17	$6.31	$74.11	$71.49	$2.62

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues increased $26.5 million and $57.9 million, for the fourth quarter and full-year 2017, respectively, compared with the same prior year periods, primarily as a result of the pass-through of higher coal prices.

•	Adjusted EBITDA increased $3.6 million and $3.3 million, for the fourth quarter and full-year 2017, respectively, compared with the same prior year periods, primarily due to higher energy sales at our Haverhill facility, which were negatively impacted in the prior year by a turbine failure.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates operated by SXCP at our Convent Marine Terminal (“CMT”), Lake Terminal and Kanawha River Terminals (“KRT”).

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2017	2016	Decrease	2017	2016	Increase/ (Decrease)
Sales and other operating revenue	$44.3	$53.7	$(9.4)	$105.9	$97.9	$8.0
Adjusted EBITDA(1)	$34.8	$45.0	$(10.2)	$69.7	$63.2	$6.5
Tons handled (thousands of tons)(2)	5,326	5,441	(115)	20,546	17,469	3,077
CMT take-or-pay shortfall tons (thousands of tons)(3)	413	1,074	(661)	2,918	6,076	(3,158)

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.
(3)	Reflects tons billed under take-or-pay contracts where services were not performed.

•	Revenues and Adjusted EBITDA decreased $9.4 million and $10.2 million for the fourth quarter 2017 and increased $8.0 million and $6.5 million for the full-year 2017, respectively, compared with the same prior year periods. CMT achieved record volumes in 2017, including higher throughput on take-or-pay contracts, which resulted in higher revenues throughout 2017 and lowered the deferred revenue recognized in the fourth quarter 2017 for take-or-pay volume shortfalls as compared to same prior year period.

Corporate and Other

Corporate and other costs improved $0.8 million and $1.9 million, to $3.5 million and $15.3 million for the fourth quarter and full-year 2017, respectively, compared with the same prior year periods, primarily as a result of lower professional service costs as well as favorable period-over-period, mark-to-market adjustments in deferred compensation driven by changes in the Partnership’s unit price. Additionally, the full-year 2017 was favorably impacted by lower costs incurred to resolve certain legal matters as compared to the prior year.

RELATED COMMUNICATIONS

Today, we will host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Investors may participate on this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 1083698. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for changes to our contingent consideration liability related to our acquisition of CMT and the expiration of certain acquired contractual obligations. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses.

•	Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners.

•	Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$235.4	$218.3	$845.6	$779.7

Costs and operating expenses
Cost of products sold and operating expenses	155.7	128.9	586.7	517.2
Selling, general and administrative expenses	8.1	10.2	32.5	38.7
Depreciation and amortization expense	20.3	20.4	83.6	77.7

Total costs and operating expenses	184.1	159.5	702.8	633.6

Operating income	51.3	58.8	142.8	146.1
Interest expense, net	14.7	12.0	56.4	47.7
(Gain) loss on extinguishment of debt	—	(0.1)	20.0	(25.0)

Income before income tax (benefit) expense	36.6	46.9	66.4	123.4
Income tax (benefit) expense	(66.8)	0.6	83.9	2.0

Net income (loss)	$103.4	$46.3	$(17.5)	$121.4
Less: Net income attributable to noncontrolling interests	1.9	0.4	0.6	2.3

Net income (loss) attributable to SunCoke Energy Partners, L.P.	$101.5	$45.9	$(18.1)	$119.1

General partner’s interest in net income (loss)	$3.9	$10.0	$7.1	$23.6
Limited partners’ interest in net income (loss)	$30.2	$35.9	$(25.2)	$95.5
Net income (loss) per common unit (basic and diluted)	$0.65	$0.78	$(0.54)	$2.07
Weighted average common units outstanding (basic and diluted)	46.2	46.2	46.2	46.2

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	December 31,
	2017	2016
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$6.6	$41.8
Receivables	42.2	39.7
Receivables from affiliates, net	5.7	—
Inventories	79.4	66.9
Other current assets	1.9	1.6

Total current assets	135.8	150.0

Properties, plants and equipment (net of accumulated depreciation of $423.1million, and $352.6 million at December 31, 2017 and 2016, respectively)	1,265.6	1,294.9
Goodwill	73.5	73.5
Other intangible assets	166.2	176.7
Deferred charges and other assets	0.3	0.9

Total assets	$1,641.4	$1,696.0

Liabilities and Equity
Accounts payable	$54.9	$47.0
Accrued liabilities	14.6	11.7
Deferred revenue	1.7	2.5
Payable to affiliate, net	—	4.7
Current portion of long-term debt and financing obligation	2.6	4.9
Interest payable	4.0	14.7

Total current liabilities	77.8	85.5

Long-term debt and financing obligation	818.4	805.7
Deferred income taxes	119.2	37.9
Other deferred credits and liabilities	10.1	13.2

Total liabilities	1,025.5	942.3

Equity
Held by public:
Common units 17,958,420, and 20,800,181 units issued at December 31, 2017 and 2016, respectively)	207.0	296.9
Held by parent:
Common units 28,268,728 and 25,415,696 units issued at December 31, 2017 and 2016, respectively)	365.4	410.3
General partner’s interest	31.2	32.1

Partners’ capital attributable to SunCoke Energy Partners, L.P.	603.6	739.3
Noncontrolling interest	12.3	14.4

Total equity	615.9	753.7

Total liabilities and equity	$1,641.4	$1,696.0

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

	Years Ended December 31,
	2017	2016
	(Dollars in millions)
Cash Flows from Operating Activities:
Net (loss) income	$(17.5)	$121.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	83.6	77.7
Deferred income tax benefit (expense)	81.3	(0.1)
Loss (gain) on extinguishment of debt	20.0	(25.0)
Changes in working capital pertaining to operating activities:
Receivables	(2.5)	0.3
Receivables/payables from affiliate, net	(9.0)	4.7
Inventories	(12.5)	10.2
Accounts payable	3.1	2.3
Accrued liabilities	2.7	0.5
Deferred revenue	(0.8)	0.4
Interest payable	(10.7)	(2.8)
Other	(1.0)	(6.0)

Net cash provided by operating activities	136.7	183.6

Cash Flows from Investing Activities:
Capital expenditures	(39.0)	(37.1)
Decrease in restricted cash	0.5	17.2
Other investing activities	—	2.1

Net cash used in investing activities	(38.5)	(17.8)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	693.7	—
Repayment of long-term debt	(644.9)	(66.1)
Debt issuance costs	(15.8)	(0.2)
Proceeds from revolving credit facility	350.0	28.0
Repayment of revolving credit facility	(392.0)	(38.0)
Proceeds from financing obligation	—	16.2
Repayment of financing obligation	(2.5)	(1.0)
Distributions to unitholders (public and parent)	(119.2)	(116.4)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(2.7)	(3.5)
Capital contribution from SunCoke Energy Partners GP LLC	—	8.4

Net cash used in financing activities	(133.4)	(172.6)

Net decrease in cash and cash equivalents	(35.2)	(6.8)
Cash and cash equivalents at beginning of year	41.8	48.6

Cash and cash equivalents at end of year	$6.6	$41.8

Supplemental Disclosure of Cash Flow Information
Interest paid	$65.6	$54.0
Income taxes paid	$1.4	$1.5

SunCoke Energy Partners, L.P.

Segment Operating Data

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in millions)
Sales and other operating revenue:
Domestic Coke	$191.1	$164.6	$739.7	$681.8
Logistics	44.3	53.7	105.9	97.9
Logistics intersegment sales	1.6	1.4	6.5	6.1
Elimination of intersegment sales	(1.6)	(1.4)	(6.5)	(6.1)

Total	$235.4	$218.3	$845.6	$779.7

Adjusted EBITDA(1):
Domestic Coke	$40.3	$36.7	$170.3	$167.0
Logistics	34.8	45.0	69.7	63.2
Corporate and Other	(3.5)	(4.3)	(15.3)	(17.2)

Total	$71.6	$77.4	$224.7	$213.0

Coke Operating Data:
Domestic Coke capacity utilization (%)	101	101	101	101
Domestic Coke production volumes (thousands of tons)	586	583	2,313	2,334
Domestic Coke sales volumes (thousands of tons)	580	581	2,298	2,336
Domestic Coke Adjusted EBITDA per ton(2)	$69.48	$63.17	$74.11	$71.49
Logistics Operating Data:
Tons handled (thousands of tons)(3)	5,326	5,441	20,546	17,469
CMT take-or-pay shortfall tons (thousands of tons)(4)	413	1,074	2,918	6,076

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.
(4)	Reflects tons billed under take-or-pay contracts where services were not performed.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in millions)
Net income (loss)	$103.4	$46.3	$(17.5)	$121.4
Add:
Depreciation and amortization expense	20.3	20.4	83.6	77.7
Interest expense, net	14.7	12.0	56.4	47.7
(Gain) loss on extinguishment of debt	—	(0.1)	20.0	(25.0)
Income tax (benefit) expense	(66.8)	0.6	83.9	2.0
Contingent consideration adjustments(1)	—	(1.8)	(1.7)	(10.1)
Non-cash reversal of acquired contractual obligations(2)	—	—	—	(0.7)

Adjusted EBITDA(3)	$71.6	$77.4	$224.7	$213.0

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(4)	0.8	0.7	3.4	3.3

Adjusted EBITDA attributable to SunCoke Energy Partners	$70.8	$76.7	$221.3	$209.7

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in millions)
Net cash provided by operating activities	$24.0	$43.6	$136.7	$183.6
Add:
Cash interest paid	27.3	4.2	65.6	54.0
Cash income taxes paid	0.8	1.5	1.4	1.5
Changes in working capital(5)	23.1	30.8	20.2	(17.8)
Contingent consideration adjustments(1)	—	(1.8)	(1.7)	(10.1)
Non-cash reversal of acquired contractual obligation(2)	—	—	—	(0.7)
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(3.6)	(0.9)	2.5	2.5

Adjusted EBITDA(3)	$71.6	$77.4	$224.7	$213.0

Subtract:
Adjusted EBITDA attributable to noncontrolling interest	0.8	0.7	3.4	3.3

Adjusted EBITDA attributable to SunCoke Energy Partners	$70.8	$76.7	$221.3	$209.7

(1)	As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA.
(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligations expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract.
(3)	In accordance with SEC’s May 2016 update to its guidance on the appropriate use of non-GAAP financial measures, Adjusted EBITDA does not include Logistics deferred revenue until it is recognized as GAPP revenue.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(5)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Operating Activities to Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in millions)
Net income (loss)	$103.4	$46.3	$(17.5)	$121.4
Add:
Depreciation and amortization expense	20.3	20.4	83.6	77.7
Interest expense, net	14.7	12.0	56.4	47.7
(Gain) loss on extinguishment of debt	—	(0.1)	20.0	(25.0)
Income tax (benefit) expense	(66.8)	0.6	83.9	2.0
Contingent consideration adjustments(1)	—	(1.8)	(1.7)	(10.1)
Non-cash reversal of acquired contractual obligation(2)	—	—	—	(0.7)
Logistics volume shortfall billings(3)	(13.8)	(25.4)	(0.9)	1.5
Corporate cost holiday/deferral	—	—	(8.4)	13.9
Subtract:
Ongoing capex (SXCP share)	6.9	4.8	19.4	14.4
Replacement capex accrual	2.0	1.9	7.7	7.6
Cash interest accrual	14.5	11.9	54.7	49.0
Cash income tax accrual	0.8	0.9	2.6	1.8
Adjusted EBITDA attributable to noncontrolling interest(4)	0.8	0.7	3.4	3.3

Distributable cash flow	$32.8	$31.8	$127.6	$152.3

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(Dollars in millions)
Net cash provided by operating activities	$24.0	$43.6	$136.7	$183.6
Add:
Cash interest paid	27.3	4.2	65.6	54.0
Cash taxes paid	0.8	1.5	1.4	1.5
Changes in working capital(5)	23.1	30.8	20.2	(17.8)
Contingent consideration adjustments(1)	—	(1.8)	(1.7)	(10.1)
Non-cash reversal of acquired contractual obligation(2)	—	—	—	(0.7)
Logistics volume shortfall billings(3)	(13.8)	(25.4)	(0.9)	1.5
Corporate cost holiday/deferral	—	—	(8.4)	13.9
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(3.6)	(0.9)	2.5	2.5
Subtract:
Ongoing capex (SXCP share)	6.9	4.8	19.4	14.4
Replacement capex accrual	2.0	1.9	7.7	7.6
Cash interest accrual	14.5	11.9	54.7	49.0
Cash tax accrual	0.8	0.9	2.6	1.8
Adjusted EBITDA attributable to noncontrolling interest	0.8	0.7	3.4	3.3

Distributable cash flow	$32.8	$31.8	$127.6	$152.3

Quarterly cash distribution	$29.5	$29.5	$118.0	$116.4
Operating cash flow coverage ratio(6)	0.82x	1.48x	1.16x	1.58x
Distribution coverage ratio(7)	1.11x	1.08x	1.08x	1.31x

(1)	As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA.

(2)	In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligations expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract.
(3)	Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(5)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(6)	Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.
(7)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Consolidated Adjusted EBITDA

	2018
	Low	High
	(Dollars in millions)
Net Income	$68	$83
Add:
Depreciation and amortization expense	88	83
Interest expense	60	60
Income tax expense	2	3

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

	2018
	Low	High
	(Dollars in millions)
Net cash provided by operating activities	$145	$160
Add:
Cash interest paid	60	60
Cash income taxes paid	2	3
Changes in working capital and other	11	6

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Distributable Cash Flow

	2018
	Low	High
Net Income	$68	$83
Add:
Depreciation and amortization expense	88	83
Interest expense	60	60
Income tax expense	2	3
Subtract:
Ongoing capex (SXCP share)	25	25
Replacement capex accrual	8	8
Cash interest accrual	57	57
Cash tax accrual(1)	3	3
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Distributable Cash Flow	$122	$132

	2018
	Low	High
Net cash provided by operating activities	$145	$160
Add:
Cash Interest paid	60	60
Cash Income tax paid	2	3
Changes in working capital	11	6
Subtract:
Ongoing capex (SXCP share)	25	25
Replacement capex accrual	8	8
Cash interest accrual	57	57
Cash tax accrual(1)	3	3
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Adjusted EBITDA	$122	$132

Estimated distributions(3)	$118	$118
Operating cash flow coverage ratio(4)	1.23x	1.36x
Distributable cash coverage ratio(5)	1.03x	1.12x

(1)	Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(3)	Estimated distributions assumes distributions are held constant at $0.5940 per unit each quarter.
(4)	Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.
(5)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.